EQUITABLE ACCUMULATOR SELECT IRA, NQ, QP, TSA

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
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INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o  Alliance Money Market Fund
o  Alliance High Yield Fund
o  Alliance Common Stock Fund                                  $ 5,000
o  Alliance Aggressive Stock Fund
o  Alliance Small Cap Growth Fund                              $ 5,000
o  BT Equity 500 Index Fund
o  BT Small Company Index Fund
o  BT International Equity Index Fund
o  JPM Core Bond Fund
o  Lazard Large Cap Value Fund
o  Lazard Small Cap Value Fund
o  MFS Research Fund                                           $ 5,000
o  MFS Emerging Growth Companies Fund
o  MFS Growth with Income Fund                                 $ 5,000
o  Morgan Stanley Emerging Markets Equity Fund
o  EQ/Putnam Growth & Income Value Fund                        $ 5,000
o  EQ/Putnam Investors Growth Fund
o  EQ/Putnam International Equity Fund
o  GUARANTEE PERIODS (CLASS I)
    EXPIRATION DATE AND GUARANTEED RATE
    February 15, 2000
    February 15, 2001
    February 15, 2002
    February 15, 2003
    February 15, 2004
    February 15, 2005
    February 15, 2006
    February 15, 2007
    February 15, 2008
    February 15, 2009
                                                     --------------------
                                                     TOTAL:    $25,000.00


No. 94ICA/B                                     Data page 1               (1/99)